Exhibit 99.1
For Immediate Release — March 16, 2010
Telular Corporation Updates Guidance
CHICAGO, IL USA—Telular Corporation (NASDAQ: WRLS)
Telular Corporation, a global leader in connecting businesses and machines over wireless networks, today announced an update to quarterly Telguard unit sales guidance. The Company now expects to sell between 24,000 and 28,000 Telguard units for the current quarter ended March 31, 2010, and 12,000 to 20,000 Telguard units per quarter for the third and fourth fiscal quarters of 2010. This is a decrease from a previous estimate of 30,000 to 40,000 units per quarter for the remainder of fiscal 2010 as previously reported. Despite the adjustment, Telular expects fiscal 2010 net income and net income before non-cash items to grow over fiscal 2009 net income and net income before non-cash items of $1.9 million and $4.7 million, respectively, as the company’s solid base of recurring service revenue continues to grow. Net income before non-cash items is a non-GAAP measure which adds back depreciation, amortization and stock-based compensation expense to net income.
The reduced guidance is the direct result of a change in pricing terms within agreements between ADT and its network of authorized dealers who sell and install security equipment and represent ADT in the sale of monthly monitoring services. Previously, the ADT authorized dealers often selected Telguard equipment as the cellular communicator component of a system and that system was then immediately activated onto ADT’s monitoring service. Under this authorized dealer model, ADT dictates the monthly prices at which its monitoring service is sold. The new service pricing terms mandated by ADT to its authorized dealers require a monthly surcharge for those systems that include a Telguard unit. As a result, it is much less likely that the authorized dealers will choose Telguard products over other options. The impact on Telular’s financial results will be less significant than the impact on Telular’s sales volume because Telular’s service revenue from ADT was lower margin revenue than that of other security dealers.
“We are disappointed by the recent pricing action taken by ADT and the resulting change in purchasing decisions by some of its authorized dealers,” said Joe Beatty, president and chief executive officer of Telular. “Although this action has a negative impact on our revenue expectations, we do nevertheless expect to experience continued growth in our base of recurring revenue with the sale of between 12,000 and 20,000 new Telguard units per quarter for the remainder of fiscal 2010. We will also continue to look for opportunities to increase our market share through new dealer relationships.”

About Telular
Telular Corporation provides event monitoring and wireless access solutions for business and residential customers, enabling analog devices such as phones, faxes and computers to link directly with existing wireless connections. With over 20 years of experience in the wireless industry, Telular Corporation has developed patented technologies, providing businesses and consumers a bridge between their multiple communications technologies and a single wireless connection, delivering remote extension capabilities and access to voice, fax and data streams without significant network investment or disruption. Headquartered in Chicago, IL, Telular Corporation has sales offices in Atlanta and Miami. For more information, please visit www.telular.com.
Investor Relations Contact:
Brinlea Johnson
The Blueshirt Group
(212)-551-1453
brinlea@blueshirtgroup.com
Cautionary Note Regarding Forward-Looking Statements
The Company includes certain estimates, projections and other forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 in its reports and in other publicly available material, including this press release. Statements regarding expectations, including performance assumptions and estimates relating to capital requirements, as well as other statements that are not historical facts, are forward-looking statements. For example, the statement that Telular “expects to sell between 24,000 and 28,000 Telguard units for the current quarter ended March 31, 2010, and 12,000 to 20,000 Telguard units per quarter for the third and fourth fiscal quarters of 2010” is a forward-looking statement. These statements reflect management’s judgments based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer growth and retention, pricing, operating costs and the economic environment.
The words “estimate”, “project”, “intend”, “expect”, “believe”, “target” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. Except as is required by law, the Company is not obligated to and expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this report or unforeseen events. Other risks and uncertainties are discussed in Exhibit 99 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 which hereby is incorporated by reference.